You May Authorize A Proxy Vote By Telephone At 1-866-241-6192, By Visiting https://vote.proxy-direct.com Or By Returning This Proxy Card In The Enclosed Envelope

Sentinel Group Funds, Inc. This Proxy Is Solicited On Behalf Of The Board Of Directors

By signing and dating the lower portion of this card, you authorize the proxies to vote each applicable proposal as marked or, if not marked, to vote “For” each applicable proposal and to use their discretion to vote any other matter as may properly come before the
Special Meeting of Shareholders scheduled to be held on September 24, 2008 (“Meeting”) or any adjournment or postponement of the
Meeting. Whether or not you intend to personally attend the Meeting, please authorize a proxy by telephone, Internet or by completing and mailing this card in the enclosed envelope.

The Undersigned Hereby Appoints Lindsay E. Staples And D. Russell Morgan As Proxies, Each With The Full Power To Appoint A
Substitute, And Hereby Authorizes Them To Represent And To Vote, As Designated Below, All The Shares Of The Applicable Fund
Held Of Record By The Undersigned On September 24, 2008, At The Meeting Or Any Adjournment Or Postponement Of The
Meeting.

PROPOSAL 1: To approve the reorganization of the High Yield Bond
Fund in accordance with the Plan of Reorganization and the transactions it contemplates, as described in the Proxy Statement/Prospectus.
[Insert registration, shares and control number]

☐ For	☐ Against	☐Abstain

Proposal 2: The transaction of such other business as may properly come before the Meeting. In the discretion of the named proxies.

If you wish to authorize a proxy vote by Internet or
telephone, please have the control number listed above available. If you wish to authorize a proxy vote by mail, please complete the card, sign below and return this card in the envelope provided.

NOTE: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually.
Corporate proxies should be signed in full corporate
name by an authorized officer. Fiduciaries should give full titles. If you sign the proxy card and do not indicate how you intend to vote, it will be understood that you are voting “For” the reorganization.

Signature

Signature of Joint Owner, if any
Date

If you authorize a proxy vote by mail, you may first wish to make a copy of this card for your own records.